Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Part B of Amendment No. 4 to Registration Statement No. 811-10171 on Form N-2 of our report on Master Senior Floating Rate Trust dated October 17, 2002 appearing in the August 31, 2002 Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc.

/s/ Deloitte & Touche LLP

New York, New York February 6, 2003